As filed with the Securities and Exchange Commission on June 30,
1997

                                       REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            --------------------
                                FORM S-8
                           --------------------
                       REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933
                           -------------------
                            BGS SYSTEMS, INC.
           (Exact name of Registrant as specified in its charter)

MASSACHUSETTS                          04-2559993
(State or other                        I.R.S. Employer
jurisdiction of                        Identification
incorporation)                         Number)


          ONE FIRST AVENUE, WALTHAM, MASSACHUSETTS  02254-9111
               (Address of Principal Executive Office)
                        --------------------
                      1993 STOCK OPTION PLAN
                     (Full title of the Plan)
                        --------------------
                        C. Russel Hansen, Jr.
                Vice President and General Counsel
                        BGS Systems, Inc.
                        One First Avenue
                 Waltham, Massachusetts 02254-9111
                         (617) 891-0000
(Name, address and telephone number of Agent for Service)
                      --------------------
                 CALCULATION OF REGISTRATION FEE


Title of each
class of                      Proposed maximum  Proposed maxi-   Amount of
securities to    Amount to be offering price    mum aggregate     Registra-
be registered    registered   per share (1)  offering price (1)  tion fee
-------------    -----------  ----------------  ---------------   ----------

Common Stock,      250,000          $27.50       $6,875,000       $2,083.33
$0.10 par value    shares

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on June 26, 1997, as reported by The
Nasdaq National Market System.


STATEMENT REGARDING INCORPORATION BY REFERENCE FROM
 EFFECTIVE REGISTRATION STATEMENT

Pursuant to Instruction E to Form S-8, the contents of the Registrant s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the Commission ) on June 8, 1993 (File No. 33-64034) relating to the registration of 300,000 shares of the Registrant s Common Stock, $0.10 par value per share (the Common Stock ), authorized for issuance under the Registrant s 1993 Stock Option Plan (the Plan ), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 250,000 shares of the Registrant s Common Stock to be issued under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K filed for the year ended January 31, 1997.

(b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
 Exchange Act ), since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-1 (File No. 2-83449) filed on May 2, 1983, including any amendment or report filed with the purpose of updating such description.

All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock offered hereby will be passed upon for the Registrant by C. Russel Hansen, Jr., Vice President and
General Counsel.

Mr. Hansen owns beneficially, within the meaning of Rule 13d-3, 896,466 shares of the Registrant s Common Stock, $0.10 par value
( Stock ). These shares include (a) 752,122 shares of Stock owned by the Robert P. Goldberg Revocable Trust #2, of which shares Mr. Hansen is a Trustee and (b) 122,320 shares of Stock held of record by four irrevocable trusts of which Mr. Hansen is a co-trustee for the benefit of children who are not related to Mr. Hansen. Mr. Hansen disclaims beneficial ownership of all 874,442 shares. The shares also include 16,000 shares of Stock subject to options which Mr. Hansen has the right to acquire within 60 days of June 30, 1997 through the exercise of options.

ITEM 8.  EXHIBITS.  See Exhibit Index.













SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 24th day of June 1997.

                                  BGS SYSTEMS, INC.
                                  (Registrant)


                             By:  /S/ Harold S. Schwenk, Jr.
                                  ---------------------------
                                  Harold S. Schwenk, Jr.
                                  Chairman of the Board,
                                  President and Chief Executive
                                  Officer

                            POWER OF ATTORNEY

We, the undersigned officers and directors of BGS Systems, Inc., hereby severally constitute and appoint Harold S. Schwenk, Jr., Normand Bilodeau and C. Russel Hansen, Jr., and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 24th day of June 1997.


Signature                              Capacity


/S/ Harold S. Schwenk, Jr.        Chairman of the Board,
-----------------------------     President, Chief Executive
Harold S. Schwenk, Jr.            Officer (Principal Executive
                                  Officer)


/S/ Normand Bilodeau              Chief Financial Officer
-----------------------------     (Principal Financial and
Normand Bilodeau                  Accounting Officer)


/S/ Jeffrey P. Buzen
-----------------------------     Director
Jeffrey P. Buzen


/S/ Paul R. Duncan
----------------------------      Director
Paul R. Duncan


/S/ Judith N. Goldberg            Director
----------------------------
Judith N. Goldberg


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 24th day of June 1997.

Signature                              Capacity

/S/ Harold S. Schwenk, Jr.        Chairman of the Board,
-----------------------------     President, Chief Executive
Harold S. Schwenk, Jr.            Officer (Principal Executive
                                  Officer)


/S/ Normand Bilodeau              Chief Financial Officer
-----------------------------     (Principal Financial and
Normand Bilodeau                  Accounting Officer)


/S/ Jeffrey P. Buzen
-----------------------------     Director
Jeffrey P. Buzen


/S/ Paul R. Duncan
----------------------------      Director
Paul R. Duncan


/S/ Judith N. Goldberg            Director
----------------------------
Judith N. Goldberg









                            INDEX TO EXHIBITS



5 Opinion of C. Russel Hansen, Jr. as to the legality of the securities registered hereunder. (filed herewith).

23.1     Consent of C. Russel Hansen, Jr. (contained in Exhibit 5).

23.2 Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24       Power of Attorney (included in the signature page hereto).

99 BGS Systems, Inc. 1993 Stock Option Plan(Incorporated by reference to Exhibit A to the Registrant's Proxy Statement dated June 8, 1993).